UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2026

REGENEREX PHARMA, INC

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53230	98-0479983
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5348 Vegas Drive #177 Las Vegas, NV	89108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 761-7479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events

As of June 15, 2026, Regenerex Pharma, Inc. (the "Company") commenced legal proceedings against Optimize Health Partners, LLC, a Delaware limited liability company conducting business in the State of Tennessee and owned by the Company's former Chief Financial Officer, Kenneth W. Perry, in the matter of Regenerex Pharma, Inc. v. Optimize Health Partners, LLC, Smith County Chancery Court, Case No. 2026-CV-8819.

The action seeks recovery of funds and other amounts that the Company alleges are owed to it, as well as relief relating to additional matters arising from the former Chief Financial Officer's conduct during his tenure with the Company.

The Company is pursuing all available legal and equitable remedies, including, without limitation, monetary damages, restitution, disgorgement where applicable, injunctive relief, costs, and such other relief as the Court may deem just and proper.

The allegations contained in the Company's complaint remain subject to judicial determination, and no assurances can be given regarding the outcome of the litigation.

On June 15, 2026, Kenneth W. Perry, the defendant in the litigation previously disclosed by the Company in its Current Report on Form 8-K filed June 11, 2026, filed a response to the complaint. Mr. Perry denies the material allegations contained in the complaint and has indicated his intention to defend the action.

 The litigation remains in its preliminary stages, and the Company intends to pursue its claims vigorously.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Litigation Update dated June 15, 2026

Contact: Regenerex Pharma, Inc.

Company Ph: 877-761-RGPX (7479)

Investor Relations Ph: (305) 927-5191

Email: investors@regenerexpharmainc.com

regenerexpharma.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGENEREX PHARMA, INC.

	By:	/s/ Greg Pilant
Date: June 19, 2026	Name:	Greg Pilant
	Title:	Chief Executive Officer